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                                                                    EXHIBIT 4.10

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                          MISSION RESOURCES CORPORATION

         Mission Resources Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify:

         The amendments to the Corporation's Certificate of Incorporation set forth in the following resolution approved by the Corporation's Board of Directors and stockholders were duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware:

         "RESOLVED, that the introductory paragraph of Article Four of the Company's Certificate of Incorporation is hereby amended in its entirety so that, as amended, it shall be and read as follows, with the remainder of Article Four to remain unamended:

                  The Corporation shall have authority to issue two classes of stock, and the total number authorized shall be sixty million (60,000,000) shares of Common Stock of the par value of one cent ($.01) each, and five million (5,000,000) shares of Preferred Stock of the par value of one cent ($.01) each. A description of the different classes of stock of the Corporation and a statement of the designations and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof, in respect of each class of such stock are as follows:"

         IN WITNESS WHEREOF, Mission Resources Corporation has caused this Certificate to be signed and attested by its duly authorized officers, this 8th day of May, 2001.

                                           MISSION RESOURCES CORPORATION



                                           By: /s/ Douglas Manner
                                              ----------------------------------
                                               Douglas Manner, Chief Executive
                                               Officer

Attest:


/s/ Roland E. Sledge
-------------------------------------
Roland E. Sledge, Secretary